                                SCHEDULE 14A


                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 204.14a-12


                               ADE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                August 21, 2000

Dear Fellow Stockholder:

    We cordially invite you to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of ADE Corporation (the "Company") to be held on Thursday, September 21, 2000 at 10:00 a.m. at the Company's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts.

    At the Meeting, you are being asked to fix the size of the Board of Directors at seven, to elect seven directors to serve until the next Annual Meeting of Stockholders, to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001 and to approve the Company's 2000 Employee Stock Option Plan. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe in detail the matters that will be presented at the Meeting.

    Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return the enclosed proxy card promptly in the prepaid envelope provided, whether or not you plan to attend the Meeting in person. This will ensure your proper representation at the Meeting

    Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                          [LOGO]

                                          Robert C. Abbe
                                          President and Chief Executive Officer

                                ADE CORPORATION
                                 80 WILSON WAY
                         WESTWOOD, MASSACHUSETTS 02090
                                 (617) 467-3500

                            ------------------------

                                     NOTICE
                                       OF
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 21, 2000

    Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Meeting") of ADE Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, September 21, 2000 at 10:00 a.m. at the Company's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts for the following purposes:

        1. To fix the size of the Board of Directors at seven and to elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

        2. To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001.

        3. To approve the 2000 Employee Stock Option Plan.

        4. To consider and act upon such other business as may properly come before the Meeting.

    Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Meeting.

    Only stockholders of record of the Company's Common Stock at the close of business on July 24, 2000 will be entitled to vote at the Meeting and any adjournments thereof.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors

                                        Willard G. McGraw, Jr.
                                        CLERK

August 21, 2000

                                ADE CORPORATION
                                 80 WILSON WAY
                               WESTWOOD, MA 02090
                                 (781) 467-3500
                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 21, 2000

    This Proxy Statement and the enclosed proxy card are being furnished to stockholders of ADE Corporation ("ADE" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the 2000 Annual Meeting of Stockholders to be held on Thursday. September 21, 2000 at 10:00 a.m. at the Company's Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof (the "Meeting").

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about August 21, 2000. The Annual Report to Stockholders for the fiscal year ended April 30, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

    Proxies may be solicited by directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

    When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy card by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Clerk of the Company at or before the Meeting at 80 Wilson Way, Westwood, MA 02090, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

                               VOTING SECURITIES

    Holders of Common Stock of record on the books of the Company at the close of business on July 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 13,490,972 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

    The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business. A plurality of the votes cast in person or by proxy is required for election of directors. The affirmative vote of a majority of the votes cast in person or by proxy is required for all other matters. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with any voting matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

    The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the stockholders. The Board has proposed that the stockholders fix the number of directors constituting the full Board at seven. The Board has nominated Robert C. Abbe, Harris Clay, Landon T. Clay, H. Kimball Faulkner, Chris L. Koliopoulos, Francis B. Lothrop, Jr., and Kendall Wright, all of whom are currently serving as directors, to be elected at the Meeting to serve on the Board until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    Shares represented by proxies will be voted for the election as directors of those nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

    Set forth below is information with respect to each nominee for election to the Board of Directors at the Meeting.

    ROBERT C. ABBE, age 62, founded the Company in 1967. Since that time, he has served as President and Chief Executive Officer and as a director of the Company. Mr. Abbe received an AB in Physics from Harvard College.

    HARRIS CLAY, age 73, has been a director of the Company since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College.

    LANDON T. CLAY, age 74, has been a director of the Company since 1970 and Chairman of the Board since 1979. From 1971 until 1997, he served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay is also a director of Dakota Mining Corp. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

    H. KIMBALL FAULKNER, age 69, has been a director of the Company since 1970, and has been a self-employed small business consultant during the past five years. Mr. Faulkner received an AB from Harvard College and an MBA from the University of Virginia.

    CHRIS L. KOLIOPOULOS, age 47, is President and a founder of Phase Shift Technology, Inc., a wholly-owned subsidiary of the Company. He has been a director of the Company since 1998. Dr. Koliopoulos received a BS from the University of Rochester and an MS and PhD from the University of Arizona.

    FRANCIS B. LOTHROP, JR., age 72, has been a director of the Company since 1972. From 1985 until 1998, he served as Chairman of Tech-Ceram Corporation, a manufacturer of electronic ceramic packaging. Since 1998 he has been self-employed as a business consultant and private trustee. Mr. Lothrop received an AB from Harvard College and an MBA from Northeastern University.

    KENDALL WRIGHT, age 74, has been a director of the Company since 1983 and has been a business, marketing and operations management consultant during the past five years. Mr. Wright received a BS from the Massachusetts Institute of Technology.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended April 30, 2000, the Board held seven meetings. During the 2000 fiscal year, each director attended at least 75 percent of Board meetings and meetings of committees of the Board on which he serves.

    The Audit Committee, composed of Harris Clay and Messrs. Lothrop and Faulkner, meets periodically with the Company's independent auditors to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee held two meetings during fiscal year 2000.

    The Compensation Committee, composed of Landon T. Clay and Messrs. Lothrop and Wright, administers the Company's stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company. The Compensation Committee held five meetings during fiscal year 2000.

    The Nominating Committee, composed of Mr. Abbe, Harris Clay and Landon T. Clay, recommends the criteria for the composition of the Board and size of the Board and seeks out and recommends nominees for directors to be submitted to a vote of stockholders. The Nominating Committee met once in fiscal year 2000. The Nominating Committee will consider nominees recommended in writing by stockholders if certain information is provided regarding the nominees. Recommendations by stockholders should be submitted to the Nominating Committee, in care of the President of the Company at 80 Wilson Way, Westwood MA 02090.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN AND ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 24, 2000, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                     SHARES           PERCENTAGE
NAME                                                          BENEFICIALLY OWNED(1)    OF TOTAL
----                                                          ---------------------   ----------
Private Capital Management, Inc.(2).........................        2,509,363            18.6%
Landon T. Clay(3)...........................................        1,884,310            14.0%
Chris L. Koliopoulos(4).....................................        1,092,200             8.1%
Harris Clay.................................................          880,759             6.5%
State of Wisconsin Investment Board(5)......................          769,900             5.7%
Dimensional Fund Advisers Inc.(6)...........................          678,000             5.0%
Robert C. Abbe(7)...........................................          380,153             2.8%
H. Kimball Faulkner.........................................           96,258            *
Francis B. Lothrop, Jr......................................           60,130            *
Kendall Wright..............................................           14,491            *
A. K. Lum...................................................           10,000            *
All directors and officers as a group (8 persons)(8)........        4,418,301            32.7%

------------------------

*   Less than one percent.

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.

(2) Based on the most recent Schedule 13G filed by Private Capital Management, Inc., with the Securities and Exchange Commission on February 15, 2000. Includes 2,233,663 shares as to which Private Capital Management, Inc., and its President, Bruce S. Sherman, have shared dispositive power; 45,700 shares as to which Mr. Sherman has sole dispositive power; and 230,000 shares as to which Mr. Sherman and SPS Partners, L.P., an affiliate of Private Capital Management, Inc., have shared dispositive power.

(3) Includes 311,567 shares held in various trusts for the benefit of Mr. Clay's children, 6,500 shares held for the benefit of Mr. Clay in a pension plan and 269,596 shares held by Mr. Clay's children, as to which Mr. Clay disclaims beneficial ownership.

(4) Includes 1,200 shares of Common Stock issuable to Stella Koliopoulos, Dr. Koliopoulos' sister, upon exercise of stock options. Dr. Koliopoulos disclaims beneficial ownership of these shares.

(5) Based on the most recent Schedule 13G filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on January 25, 2000.

(6) Based on the most recent Schedule 13G filed by Dimensional Fund
    Advisers Inc. with the Securities and Exchange Commission on February 3,
    2000.

(7) Includes 94,250 shares of Common Stock held by Dr. Elizabeth Baker,
    Mr. Abbe's wife, as to which Mr. Abbe disclaims beneficial ownership. Also includes 30,000 shares of Common Stock issuable upon exercise of stock options.

(8) Includes an aggregate of 31,200 shares of Common Stock issuable upon exercise of stock options.

    The address of all natural persons listed above is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090. The address of Private Capital Management, Inc., is 3003 Tamiami Trail North, Naples, Florida 33940. The address of the State of Wisconsin Investment Board is Post Office Box 7842, 121 East Wilson Street, Madison, Wisconsin 53707. The address of Dimensional Fund Advisers Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended April 30, 2000, all reports required to be filed under
Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed on Form 4, except that Landon T. Clay and Chris L. Koliopoulos elected to report certain transactions at fiscal year end on Form 5.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation received for services rendered to the Company for the fiscal years ended April 30, 2000, 1999, and 1998 by the Company's Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer whose annual salary and bonus for the fiscal year ended April 30, 2000 exceeded $100,000 (collectively, the "Named Executives").

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                          ANNUAL COMPENSATION       AWARDS
                                                                         ---------------------   -------------
                                                                                                   NUMBER OF
                                                                                                    SHARES
                                                                                                  UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                                     YEAR      SALARY       BONUS     STOCK OPTIONS   COMPENSATION(1)
---------------------------                                   --------   ---------   ---------   -------------   ----------------
Robert C. Abbe..............................................    2000     $234,600    $      0               --       $ 3,553
  President and Chief Executive Officer                         1999     $218,438    $      0               --       $ 3,032
                                                                1998     $225,000    $102,591               --       $ 4,000

A. K. Lum(2)................................................    2000     $211,200    $      0               --       $32,878
  Vice President and General Manager,                           1999     $120,570    $      0           50,000       $32,115
    Semiconductor Division                                      1998     $      0    $      0               --       $     0

Chris L. Koliopoulos(3).....................................    2000     $179,658    $  1,000               --       $13,152
  Vice President, ADE Corporation, President,                   1999     $182,000    $  6,801               --       $ 4,018
    ADE Phase Shift, Inc.                                       1998     $      0    $      0               --       $     0

------------------------------

(1) Represents matching contributions made by the Company on behalf of the Named Executive to the Company's 401(k) Plan.

(2) "All other compensation" for Mr. Lum includes $29,000 housing allowance in fiscal 2000 and $30,000 relocation assistance in fiscal 1999 in addition to 401(k) matching.

(3) "All other compensation" for Mr. Koliopoulos includes a 401(k) bonus of $8,701.59 in addition to 401(k) matching.

OPTION GRANTS IN THE LAST FISCAL YEAR

    As indicated in the following table, no options were granted to any of the Named Executives during the fiscal year ended April 30, 2000 under the Company's stock option plans.

                                                                                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK PRICE
                                                     INDIVIDUAL GRANTS                         APPRECIATION FOR OPTION TERM(2)
                                   ------------------------------------------------------   -------------------------------------
                                    NUMBER OF
                                   SECURITIES    PERCENT OF TOTAL
                                   UNDERLYING    OPTIONS GRANTED
                                     OPTIONS     TO EMPLOYEES IN    EXERCISE   EXPIRATION
NAME                               GRANTED(1)      FISCAL YEAR       PRICE        DATE             5%                  10%
----                               -----------   ----------------   --------   ----------   -----------------   -----------------
Robert C. Abbe...................           --                 --         --           --                  --                  --
A. K. Lum........................           --                 --         --           --                  --                  --
Chris L. Koliopoulos.............           --                 --         --           --                  --                  --

------------------------------

(1) Options vest in equal annual increments over five years commencing on the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Hypothesized values are not intended to forecast possible appreciation in the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides certain information with respect to option exercises by the Named Executives during the fiscal year ended April 30, 2000 and the value of unexercised options held by the Named Executives at April 30, 2000.

                                                                    NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                                                                  OPTIONS AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END
                                    SHARES ACQUIRED    VALUE     ----------------------------   ---------------------------------
NAME                                  ON EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                                ---------------   --------   ------------   -------------   ---------------   ---------------
Robert C. Abbe....................            0       $      0      30,000         20,000          $228,750          $152,500
A. K. Lum.........................       10,000       $102,756           0         40,000          $      0          $345,000
Chris L. Koliopoulos..............            0       $      0           0              0          $      0          $      0

DIRECTOR COMPENSATION

    The Company's non-employee directors are reimbursed for expenses and receive $500 for each Board meeting attended. Directors are given the option to receive shares of the Company's Common stock in lieu of cash compensation.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering compensation policies for all executive officers of the Company, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Committee is composed of Landon T. Clay, Francis
B. Lothrop, Jr., and Kendall Wright, none of whom are officers or employees of the Company. Mr. Wright performs services for the Company as an independent consultant. ADE's Chief Executive Officer, Robert C. Abbe, participates in discussions with the Committee regarding the compensation levels of executive officers other than himself.

    The Company provides its executive officers with a compensation package consisting of a base salary, annual incentive compensation in the form of a cash bonus and equity-based incentive compensation in the form of stock options. The overall objectives of the Company's compensation policies are (i) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and for the recruitment of executives, (ii) to relate a significant part of the executive's compensation to his or hers and the Company's performance through cash bonuses based on the achievement of pre-established profitability and other operating targets and (iii) to align management's interests with those of the Company's stockholders through the use of stock options at percentage levels appropriate for executive positions within the Company.

    In setting compensation levels for fiscal 2000, the Committee conducted a review of data from a number of independent surveys. The Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies (the "Selected Peer Group Data").

BASE SALARIES

    Base salaries for fiscal 2000 for ADE's executive officers were set by the Committee based on the responsibilities of the position held and the experience and performance of the individual, and by reference to the information regarding competitive salaries gathered from a number of independent surveys. The Committee reviewed the salaries of each of the executive officers of the Company, compensation practices at similar companies in the industry, individual and Company performance and individual responsibility levels and adjusted individual salaries for fiscal 2000 based on these factors.

EXECUTIVE BONUSES

    All executive officers, including the Chief Executive Officer, as well as all other full-time, regular employees of the Company participate in the Company's bonus pool, the total amount of which is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. No bonuses will be paid under this plan in respect of fiscal 2000 because the threshold targeted rate of return on invested capital was not reached in fiscal 2000.

STOCK OPTIONS

    The Committee also is responsible for administration of the Company's stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Committee's subjective evaluation of each executive officer's performance and contribution to the Company, the executive officer's position and responsibilities and the executive officer's attitude and role as a leader. The Committee also considers, but does not weigh as heavily, each executive officer's potential for greater contribution to ADE in the future and length of service with the Company. Finally the Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years. The Committee did not grant stock options to any executive officer during fiscal 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Abbe's fiscal 2000 base salary of $234,600 represented a seven percent increase from his fiscal 1999 base salary. In the prior year, Mr. Abbe's base salary had decreased from that of fiscal 1998 by approximately five percent for approximately four months of fiscal 1999. Mr. Abbe received no cash bonus in fiscal 2000.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to the company's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation is not included in the $1 million limit. The Committee believes that the Company's 1992, 1995, and 1997 Stock Option Plans, as well as the 2000 Employee Stock Option Plan presented to the shareholders for approval at this Meeting, qualify as performance-based compensation plans.

                                          Submitted by the Compensation
                                          Committee
                                          Landon T. Clay, Chairman
                                          Francis B. Lothrop, Jr.
                                          Kendall Wright

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           18-OCT-95  APR-96  APR-97  APR-98  APR-99  APR-00
ADE CORP/MA                      100  114.29  133.93  127.68   73.21  125.89
S&P SMALLCAP 600 INDEX           100  129.33  134.19  196.93  168.78  203.37
EQUIP(SEMICONDUCTR)-SMALL        100   73.16   89.49  113.22   85.04  229.07

DOLLARS

    The Company believes that the S&P SmallCap 600 Index and the Equipment (Semiconductor)-SmallCap Index more closely reflect the stock performance of companies with comparable market capitalization and in similar industries, respectively, of the Company than do the Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Index.

                                   PROPOSAL 2
                APPROVAL OF THE 2000 EMPLOYEE STOCK OPTION PLAN

    On June 21, 2000, the Board of Directors adopted, subject to approval of the stockholders, the Company's 2000 Employee Stock Option Plan (the "Plan"). The following is a general summary of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

GENERAL

    In June 2000, the Board of Directors adopted, subject to stockholder approval, the Company's 2000 Employee Stock Option Plan (the "Plan"). Under the Plan, stock rights may be granted which are either (i) options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"),
(ii) non-qualified stock options ("NQSOs"), or (iii) awards of shares of Common Stock or the opportunity to make a direct purchase of shares of Common Stock ("Stock Awards") (ISOs, NQSOs and Stock Awards, together, being hereinafter referred to as "Stock Rights"). Stock Rights may be granted under the Plan to employees (including officers and directors who are employees) of the Company and its subsidiaries (530 persons, as of August 16, 2000).

    The number of shares of Common Stock subject to the Plan is 900,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Company's 1995 Stock Option Plan or its 1997 Stock Option Plan which are not granted under either of those plans or which are not exercised and cease to be outstanding by reason of cancellation or otherwise. As of June 21, 2000, 153,705 shares of Common Stock remained available for the granting of options under the 1995 Stock Option Plan or the 1997 Stock Option Plan, and 725,405 shares of Common Stock were reserved for issuance under outstanding, unexercised options under all of the Company's plans. The number of shares subject to the Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction. The full text of the Plan substantially in the form in which it will take effect if approved by the stockholders is set forth in Exhibit A. As of August 16, 2000, there were no Stock Rights outstanding under the Plan.

DESCRIPTION OF PLAN

    The Compensation Committee of the Board administers the Plan. Subject to the provisions of the Plan, the Committee has the authority to determine the persons to whom Stock Rights will be granted, the number of shares to be covered by each Stock Right, the exercise price per share and the manner of exercise, and the terms and conditions upon which Stock Rights are granted, to accelerate the date of exercise of any installment of any Stock Right, and to interpret the provisions of the Plan.

    ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). NQSOs may be granted at an exercise price established by the Committee, which may not be less than the par value of the Common Stock. ISOs granted under the Plan must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Company. No participant may be granted options in any calendar year for the purchase of more than 75,000 shares. Stock Awards may be granted on such terms and conditions as are approved by the Committee, provided that the purchase price per share cannot be less than the par value per share of the Common Stock.

    ISOs and, except as otherwise provided in the pertinent grant documents, NQSOs and Stock Awards granted under the Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974.

    In the event of certain consolidations or acquisitions or a sale of substantially all of the Company's assets, either (i) the Committee or the entity assuming the Company's obligations under the Plan shall make appropriate provision for the continuation of all outstanding options under the Plan by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of Common Stock in connection with such consolidation, acquisition or sale or securities of any successor or acquiring company, or (ii) the vesting of all outstanding options under the Plan will be accelerated and such options will become fully exercisable immediately prior to such consolidation, acquisition or sale.

    The Plan may be amended by the stockholders or by the Board of Directors or the Committee. Any amendment approved by the Board of Directors or the Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any ISOs or in order to ensure the compliance of the Plan with Section 162(m) of the Code will be subject to stockholder approval. No amendment may adversely affect the rights of any participant to whom Stock Rights have previously been granted without that participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

    The discussion of federal income tax consequences that follows is based on an analysis of the Internal Revenue Code as currently in effect, existing law, judicial decisions and administrative regulations and rulings, all of which are subject to change.

    INCENTIVE STOCK OPTIONS (ISOS). No taxable income is realized by the optionholder upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionholder pursuant to the exercise of an ISO is made by the optionholder within the later of (i) two years from the date of grant and (ii) one year after the transfer of such shares to the optionholder, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionholder as a long-term or mid-term capital gain; and any loss sustained will be a long-term capital loss; and (b) no deduction will be allowed to the Company for federal income tax purposes. Shares held more than one year but not more than eighteen months will be taxed at the mid-term capital gain rate, currently 28%, and shares held more than eighteen months will be taxed at the long-term capital gain rate, currently 20%. The exercise of ISOs will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionholder.

    If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionholder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount subject to applicable withholding requirements and subject to certain limits on the deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code. Any further gain realized will be taxed as capital gain (as set forth in the preceding paragraph) and will not result in any deduction by the Company. Special rules apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the item of tax preference associated with the exercise of the ISO.

    NON-QUALIFIED STOCK OPTIONS. No taxable income is realized by the optionholder at the time the NQSO is granted. Generally, (a) at exercise, ordinary income is realized by the optionholder in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, subject to applicable withholding requirements and subject to certain limits on the deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either capital gain or loss, as set forth above under "Incentive Stock Options."

    STOCK AWARDS. The grant of restricted stock should not result in income for the participant or in a deduction for the Company for federal income tax purposes if the shares are subject to certain restrictions and conditions of forfeitability. A participant will generally realize taxable compensation income when the restrictions lapse. The amount of such income will be the value of the Common Stock on that date less any amount paid by the participant. Dividends paid on the Common Stock and received by the participant, prior to the lapse of restrictions, will also be taxable compensation income to the participant. If there are no such restrictions, the participant will recognize compensation income equal to the fair market value upon receipt, less the amount of the purchase price paid by the participant. In all cases, the Company will be entitled to a tax deduction to the extent that, and at the time that, the participant realizes compensation income. Payroll tax withholding will be required.

    LIMITATIONS ON COMPANY DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for NQSOs and Stock Awards granted under the Plan may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company. Excluded from this limitation of deductibility is performance-based compensation that meets specified requirements of Section 162(m) of the Code.

NEW PLAN BENEFITS

    The number of shares or options, if any, that will be granted to executive officers and other employees under the Plan cannot be determined, since any such grants are subject to the discretion of the Committee.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 EMPLOYEE STOCK OPTION PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                                   PROPOSAL 3
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1973. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than April 23, 2001. Proposals should be sent to the attention of the President at the Company's offices at 80 Wilson Way, Westwood, MA 02090.

    Stockholder nominations for election to the Board at the 2001 Annual Meeting of Stockholders may be submitted to the Company and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                        By order of the Board of Directors

                                        Willard G. McGraw, Jr.
                                        Clerk

                                                                       EXHIBIT A

                                ADE CORPORATION
                        2000 EMPLOYEE STOCK OPTION PLAN

1.  PURPOSES OF THE PLAN

    The ADE Corporation 2000 Employee Stock Option Plan is intended to encourage ownership of shares of the Common Stock of ADE Corporation (the "Company") by key employees of the Company or of its Affiliates in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate, and to provide additional incentive for them to promote the long-term success of the Company or of an Affiliate. The Company desires to reward its key employees equitably for their service, value, and commitment to the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders.

2.  DEFINITIONS

    Unless otherwise specified or unless the context otherwise requires, the following terms, as used in the Plan, have the following meanings:

    AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    BOARD OF DIRECTORS means the Board of Directors of the Company.

    CODE means the United States Internal Revenue Code of 1986, as amended.

    COMMITTEE means the Compensation Committee of the Board of Directors or any successor thereto appointed by the Board of Directors pursuant to Section 4 hereof to administer this Plan, or in the absence of any such Committee, means the full Board of Directors.

    COMMON STOCK means shares of the Company's common stock, $.01 par value.

    COMPANY means ADE Corporation, a Massachusetts corporation.

    DISABILITY or DISABLED means permanent and total disability as defined in
Section 22(e)(3) of the Code.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    FAIR MARKET VALUE of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, or in the event the Common Stock of the Company is not traded on any securities market, the Fair Market Value shall be as determined in good faith by the Committee in its sole discretion.

    ISO means an option intended to qualify as an incentive stock option under Code Section 422.

    KEY EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Committee to be eligible to be granted one or more Stock Rights under the Plan.

    NQSO means an option which is not intended to qualify as an ISO.

    OPTION means an ISO or NQSO granted under the Plan.

    PARTICIPANT means a Key Employee to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" and a Participant's permitted transferees where the context requires.

    PARTICIPANT'S SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent or distribution.

    PLAN means this ADE Corporation 2000 Employee Stock Option Plan, as amended from time to time.

    SHARES means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
Section 3 of the Plan. The Shares issued upon exercise of Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    STOCK AGREEMENT means an agreement between the Company and a Participant executed and delivered pursuant to the Plan, in such form as the Committee shall approve.

    STOCK AWARD means an award of Shares or the opportunity to make a direct purchase of Shares of the Company granted under the Plan.

    STOCK RIGHT means a right to Shares of the Company granted pursuant to the Plan as an ISO, an NQSO, or a Stock Award.

3.  SHARES SUBJECT TO THE PLAN

    The number of Shares subject to the Plan as to which Stock Rights may be granted from time to time shall be 900,000, plus the number of shares of Common Stock previously reserved for the granting of options under either the Company's 1995 Stock Option Plan or 1997 Stock Option Plan which are not granted under either of those plans or which are not exercised and cease to be outstanding by reason of cancellation or otherwise, or the equivalent of such number of Shares after the Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization, or similar transaction in accordance with Section 16 of the Plan.

    If an Option granted hereunder ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall also be available for the granting of other Stock Rights under the Plan. Any Stock Right shall be treated as "outstanding" until such Stock Right is exercised in full or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Stock Agreement, without having been exercised in full.

4.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Committee. The Committee shall be comprised of two or more members of the Board of Directors, all of whom shall be Non-employee Directors as defined in Rule 16b-3 under the Exchange Act and "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, or the entire Board of Directors acting as such a committee. Any provision in this Plan with respect to the Committee contrary to Rule 16b-3 or Code Section 162 shall be deemed null and void to the extent permitted by law and deemed appropriate by the Committee. The

Committee may delegate authority to the Chief Executive Officer to grant Stock Rights with respect to a fixed number of Shares, to be reserved from time to time for such purpose by vote of the Committee, to new employees of the Company or of an Affiliate; provided, however, that no such delegation shall be permitted with respect to the grant of Stock Rights to any person who is an officer or director of the Company for purposes of Section 16(b) of the Exchange Act.

    Subject to the provisions of the Plan, the Committee is authorized to:

        (a) Interpret the provisions of the Plan or of any Option, Stock Award, or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

        (b) Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Stock Rights;

        (c) Determine the number of Shares and exercise price for which a Stock Right or Stock Rights shall be granted;

        (d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

        (e) In its discretion, accelerate the date of exercise of any installment of any Stock Right; provided that the Committee shall not, without the consent of the Participant, accelerate the exercise date of any installment of any Option granted to such Participant as an ISO (and not previously converted into an NQSO pursuant to Section 18) if such acceleration would violate the annual vesting limitation contained in
    Section 422(d) of the Code, as described in paragraph (b)(3) of Section 6;

provided, however, that all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs and shall be in compliance with any applicable provisions of Rule 16b-3 under the Exchange Act. Subject to the foregoing, the interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Committee is other than the Board of Directors.

    The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or grants hereunder. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders, or disinterested directors, or otherwise.

5.  ELIGIBILITY FOR PARTICIPATION

    The Committee shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Committee may authorize the grant of a Stock Right to a person not then an employee of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights.

6.  TERMS AND CONDITIONS OF OPTIONS

    (a) GENERAL. Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate, including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto; provided, however, that the option price per share of the Shares covered by each Option shall not be less than the par value per share of the Common Stock. Each Stock Agreement shall state the number of Shares to which it pertains, the date or dates on which it first is exercisable, and the date after which it may no longer be exercised. Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing for certain protections for the Company and its other shareholders, including requirements that the Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted, and the Participant or the Participant's Survivors may be required to execute letters of investment intent and to acknowledge that the Shares will bear legends noting any applicable restrictions.

    (b) ISOS. In addition to the minimum standards set forth in paragraph (a) of this Section 6, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

        (1) ISO OPTION PRICE: The Option price per Share of the Shares subject to an ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the ISO; provided, however that the Option price per share of the Shares subject to an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

        (2) TERM OF ISO: Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall expire not more than five (5) years from the date of grant.

        (3) LIMITATION ON YEARLY ISO EXERCISABILITY: The aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by a Participant in any calendar year (under this or any other ISO plan of the Company or an Affiliate) shall not exceed the maximum amount allowable under Section 422 of the Code.

        (4) LIMITATION ON GRANT OF ISOS: No ISOs shall be granted after June 21, 2010, the date which is ten (10) years from the date of the approval of the Plan by the Board of Directors.

    (c) LIMITATION ON NUMBER OF OPTIONS GRANTED. Notwithstanding anything in the Plan to the contrary, no Participant shall be granted Options in any calendar year for the purchase of more than 75,000 Shares.

7.  TERMS AND CONDITIONS OF STOCK AWARDS

    Each Stock Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Committee, with such changes and modifications to such form as the Committee, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions which the Committee determines to be appropriate and in the best interest of the Company; provided, however, that the purchase price per share of the Shares covered by each Stock Award shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Award pertains, the date prior to which the Stock Award must be exercised by the Participant, and the terms of any right of the Company to reacquire the Shares subject to the Stock Award, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares.

8.  EXERCISE OF STOCK RIGHTS AND ISSUANCE OF SHARES

    A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which such Stock Right is being exercised, and upon compliance with any other conditions set forth in the Stock Agreement. Such written notice shall be signed by the person exercising the Stock Right, shall state the number of Shares with respect to which the Stock Right is being exercised, and shall contain any representation required by the Plan or the Stock Agreement.

    Payment of the purchase price for the Shares as to which such Stock Right is being exercised shall be made (i) in United States dollars in cash or by check,
(ii) through delivery of shares of Common Stock already owned by the Participant not subject to any restriction under any plan and having a Fair Market Value equal as of the date of exercise to the cash exercise price of the Stock Right,
(iii) at the discretion of the Committee, by any other means, including a promissory note of the Participant, which the Committee determines to be consistent with the purpose of this Plan and applicable law, (iv) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Committee, or
(v) at the discretion of the Committee, by any combination of (i), (ii), (iii), and (iv) above. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

    The Company shall reasonably promptly deliver the Shares as to which such Stock Right was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

9.  RIGHTS AS A SHAREHOLDER

    No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

    ISOs and, except as otherwise provided in the pertinent Stock Agreement, NQSOs and Stock Awards shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder; provided, however, that the designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence or as otherwise permitted under an NQSO or Stock Award Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11. EFFECT OF TERMINATION OF SERVICE

    (a) Except as otherwise provided in the pertinent Stock Agreement or as otherwise provided in Section 12, 13, or 14, if a Participant ceases to be an employee of the Company and its Affiliates (a "Termination of Service") for any reason other than termination "for cause", Disability, or death before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service, but only within a period of not more than three (3) months after the date of the Participant's Termination of Service or, if earlier, within the originally prescribed term of the Stock Right. Notwithstanding the foregoing, except as provided in
Section 13 or 14, in no event may an ISO be exercised later than three
(3) months after the Participant's termination of employment with the Company and its Affiliates.

    (b) The provisions of this Section, and not the provisions of Section 13 or 14, shall apply to a Participant who subsequently becomes disabled or dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

    (c) Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Committee determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause" (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right.

    (d) Absence from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Section 2 hereof), or a leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, a Termination of Service, except as the Committee may otherwise expressly provide.

    (e) A change of employment or other service within or among the Company and its Affiliates shall not be deemed a Termination of Service, so long as the Participant continues to be an employee of the Company or any Affiliate; provided, however, that if a Participant's employment with the Company or an Affiliate should cease (other than to become an employee of another Affiliate or of the Company), then paragraph (a) of this Section 11 shall apply as to any ISOs granted to such Participant.

12. EFFECT OF TERMINATION OF SERVICE FOR "CAUSE"

    Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service of a Participant "for cause," all outstanding and unexercised Stock Rights as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited. For purposes of this Section 12, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, conduct substantially prejudicial to the business of the Company or any Affiliate, and termination by the Participant in violation of an agreement by the Participant to remain in the employ of the Company of an Affiliate. The determination of the Committee as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events which have occurred prior to a Participant's Termination of Service, nor is it necessary that the Committee's finding of "cause" occur prior to termination. If the Committee determines, subsequent to a Participant's Termination of Service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination shall supersede the definition in this Plan with respect to that Participant.

13. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY

    Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service by reason of Disability, the Disabled Participant may exercise any Stock Right granted to him or her to the extent exercisable but not exercised on the date of Disability. A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled or, if earlier, within the originally prescribed term of the Stock Right.

    The Committee shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

14. EFFECT OF DEATH WHILE AN EMPLOYEE

    Except as otherwise provided in the pertinent Stock Agreement, in the event of death of a Participant while the Participant is an employee of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant.

15. PURCHASE FOR INVESTMENT

    Unless the offering and sale of the Shares to be issued upon the particular exercise of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "Securities Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

        (a) The person who exercises such Stock Right shall warrant to the Company, at the time of such exercise or receipt, as the case may be, that such person is acquiring such Shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

        (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder.

    The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

16. ADJUSTMENTS

    Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Stock Right or in any employment agreement between a Participant and the Company or an Affiliate:

        (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Stock Right shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or stock dividend

        (b) MERGERS OR CONSOLIDATIONS. If the Company is to be consolidated with or acquired by another entity in a merger, or in the event of a sale of all or substantially all of the Company's assets (an "Acquisition"), the Company may take such action with respect to outstanding Stock Rights as the Committee or the Board of Directors may deem to be equitable and in the best interests of the Company and its stockholders under the circumstances, including, without limitation, (i) giving the Participant reasonable advance notice of the pendency of the Acquisition and accelerating the vesting of the Stock Rights so that they become exercisable in full immediately prior to the Acquisition, (ii) making appropriate provision for the continuation of the Stock Rights by substituting on an equitable basis for the shares then subject to the Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity, or (iii) giving the Participant reasonable advance notice of the pendency of the Acquisition and canceling the Stock Rights effective upon the Acquisition if they are not exercised prior to the Acquisition.

        (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in paragraph (b) of this Section 16) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

        (d) MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to paragraph (a), (b), or (c) of this Section 16 with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOS. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17. FRACTIONAL SHARES

    No fractional share shall be issued under the Plan, and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof determined in good faith by the Board of Directors of the Company.

18. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

    Any Options granted under this Plan which do not meet the requirements of the Code for ISOs shall automatically be deemed to be NQSOs without further action on the part of the Committee. The Committee, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into NQSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

19. WITHHOLDING

    In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings, or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages, or other remuneration in connection with the exercise of a Stock Right or a Disqualifying Disposition (as defined in Section 20), the Participant shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law); provided, however, that with respect to persons subject to
Section 16 of the Exchange Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under
Section 16 of the Exchange Act. For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 2 hereof, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

    Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

21. EFFECTIVE DATE; TERMINATION OF THE PLAN

    The Plan shall be effective on June 21, 2000, the date it was approved by the Board of Directors. Stock Rights may be granted under the Plan on and after its effective date; provided, however, that any such Stock Rights shall be null and void if the Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date. The Plan will terminate on June 21, 2010, the date which is ten (10) years from the date of its approval by the Board of Directors. The Plan may be terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

22. AMENDMENT OF THE PLAN

    The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Committee, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 under the Exchange Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Board of Directors or the Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any ISOs or requires stockholder approval in order to ensure the compliance of the Plan with Rule 16b-3 or Section 162(m) of the Code shall be subject to obtaining such stockholder approval. No modification or amendment of the Plan shall adversely affect any rights under a Stock Right previously granted to a Participant without such Participant's consent.

    In its discretion, the Committee may amend any term or condition of any outstanding Stock Right, provided (i) such term or condition as amended is permitted by the Plan, (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant, (iii) any such amendment of any ISO shall be made only after the Committee determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO, and (iv) with respect to any Stock Right held by any Participant who is subject to the provisions of
Section 16(a) of the 1934 Act, any such amendment shall be made only after the Committee determines whether such amendment would constitute the grant of a new Stock Right.

23. EMPLOYMENT OR OTHER RELATIONSHIP

    Nothing in the Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment status of a Participant, nor to prevent a Participant from terminating his or her own employment, or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

24. GOVERNING LAW

    This Plan shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts.

            This Proxy is Solicited by the Board of Directors of
                              ADE Corporation
            ----------------------------------------------------
                    2000 ANNUAL MEETING OF STOCKHOLDERS
                             September 21, 2000


    The undersigned hereby appoints Landon T. Clay and Robert C. Abbe as proxies to represent the undersigned, with full power of substitution, at the 2000 Annual Meeting of Stockholders of ADE Corporation, to be held on September 21, 2000 at 10:00 A.M., local time, at ADE Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof.


              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                       Annual Meeting of Stockholders
                              ADE CORPORATION

                             September 21, 2000


                Please Detach and Mail in the Envelope Provided

A  /x/  Please mark your votes as in the example.


1.  Election of Directors.

/ /  FOR all nominees listed at right    Nominees:  Robert C. Abbe
     (except as marked to the                       Harris Clay
     contrary below)                                Landon T. Clay
                                                    H. Kimball Faulkner
/ /  WITHHOLD AUTHORITY to vote for all             Chris L. Kollopoulos
     nominees listed at right                       Francis B. Lothrop, Jr.
                                                    Kendall Wright

For, except vote withheld for the
following nominee(s):


-------------------------------------------------------------------------------


2.  Proposal to approve the Company's 2000 Employee Stock Option Plan.

           FOR  / /          AGAINST  / /          ABSTAIN  / /


3. Proposal to ratify and approve PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 30, 2001.

           FOR  / /          AGAINST  / /          ABSTAIN  / /


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.


PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.


Signature of Stockholder(s)                                    Dated:
                           -----------------------------------        --------


NOTE: Signature should agree with the name on the stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.